UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2008

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2008, MDRNA, Inc. (the "Company") received a staff deficiency letter from The NASDAQ Stock Market notifying the Company that, based on the Company’s stockholders’ equity as reported in the Quarterly Report on Form 10-Q for the period ended September 30, 2008, the Company does not comply with the minimum stockholders’ equity requirement of $10 million for continued listing on The NASDAQ Global Market as set forth in NASDAQ Marketplace Rule 4450(a)(3). On or before December 3, 2008, the Company will provide NASDAQ with its plan to achieve and sustain compliance with all listing requirements, including a time frame for completion of the plan. The NASDAQ staff will then review the Company's plan to determine whether it is acceptable.

A copy of the press release dated November 24, 2008 announcing receipt of the letter from NASDAQ is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

November 24, 2008	By:	J. Michael French

Name: J. Michael French
Title: Chief Executive Officer, President and Director

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated November 24, 2008